Exhibit 10.1

THIRD AMENDMENT TO

LOAN, GUARANTY AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 16, 2015, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parametric”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parametric, individually “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually “Borrower” and individually and collectively, “Borrowers”), PSC LICENSING CORP., a California corporation (“PSC”), VTB HOLDINGS, INC., a Delaware corporation (“VTB”; and together with PSC, individually a “US Guarantor” and individually and collectively, jointly and severally, “US Guarantors”; and together with US Borrowers, individually a “UK Guarantor” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantors, individually a “Guarantor,” and individually and collectively, “Guarantors”); the financial institutions party hereto as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent collateral agent and security trustee for Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

WHEREAS, the Borrowers, the Guarantors, the Agent, and the Lenders have entered into that certain Loan, Guaranty and Security Agreement (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), dated as of March 31, 2014; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to enter into certain amendments to the Loan Agreement,

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

AMENDMENTS TO LOAN AGREEMENT

2.01.	New/Amended Definitions.

(a) The following definitions are added to Section 1.1 of the Loan Agreement in their entirety to read as follows:

Intercreditor Agreement: an intercreditor agreement entered into between Agent and the Second Lien Agent, which agreement shall be in form and substance satisfactory to Agent.

Second Lien Agent: the lender(s) or agent on behalf of such lender(s) who have extended the Second Lien Loan to U.S. Borrowers.

Second Lien Loan: the credit facilities provided to U.S. Borrowers on terms and conditions and pursuant to loan documents in form and substance satisfactory to Agent and secured by a lien in the assets of U.S. Borrowers subject to the Intercreditor Agreement.

Temporary Availability Block: $3,000,000, which amount shall be reduced to $0 once Parametric and its Subsidiaries deliver financial statements in accordance with Section 10.1.2 of the Loan Agreement reflecting that they have achieved a Fixed Charge Coverage Ratio of 1.15:1.00 for 6 consecutive months (without regard to whether a Covenant Trigger Period exists).

Third Amendment Effective Date: March 16, 2015.

(b) Clause (b) of the definition of “EBITDA” as set forth Section 1.1 of the Loan Agreement is hereby amended and restated by deleting and replacing it with the following:

(b) to the extent deducted in determining consolidated net income, the sum of: (i) any provision for cash income tax expense and cash interest expense; (ii) depreciation and amortization, including, without duplication, to the extent not included in interest expense, cash amortization of transaction and financing fees and expenses; (iii) non-cash deferred compensation, stock option or employee benefits-based and other equity-based compensation expenses; (iv) reasonable and customary documented third-party fees, costs and expenses in connection with any Permitted Acquisition to the extent permitted by this Agreement and not exceeding $3,000,000 during any 12 month period or $5,000,000 in the aggregate after the Closing Date; (v) non-cash charges or amounts recorded in connection with purchase accounting under Statement of Financial Accounting Standards 14l(r) (including any applicable to future Permitted Acquisitions; (vi) non-cash purchase accounting adjustments relating to the writedown of deferred revenue (whether billed or unbilled) that are the result of accounting for any acquisition; (vii) reasonable and customary debt discounts and debt issuance costs, fees, charges and commissions, in each case incurred in connection with Debt permitted to be incurred hereunder, (viii) the Permitted Earnout Payment to the extent paid, (ix) fees, charges and expenses incurred in connection with the consummation of the merger of Paris Acquisition Corp. with and into VTB Holdings, Inc., a Delaware corporation, and (x) one-time, non-recurring severance restructuring costs and expenses incurred prior to December 31, 2015 and not exceeding the aggregate amount of $2,000,000; plus or minus

(c) The definition of “Fixed Charge Coverage Ratio” as set forth Section 1.1 of the Loan Agreement is hereby amended and restated by deleting and replacing it with the following:

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parametric and Subsidiaries for any period of measurement, of (a) EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges.

(d) The definition of “U.S. Borrowing Base” as set forth Section 1.1 of the Loan Agreement is hereby amended and restated by deleting and replacing it with the following:

US Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate US Revolver Commitments, minus the US Availability Reserve, or (b) the sum of the US Accounts Formula Amount, plus the US Inventory Formula Amount, minus the US Availability Reserve, minus the Temporary Availability Block; provided, that the Accounts and Inventory of Parametric shall not be included in the US Borrowing Base until Agent has completed its business due diligence with respect to such assets and the results of such due diligence are satisfactory to Agent in its Permitted Discretion.

2.02.	Amendment to Section 10.2.1. Section 10.2.1 of the Loan Agreement is hereby amended and restated by deleting and replacing clauses (o) and (p) and adding a new clause (q) as follows:

(o) The Permitted Earnout;

(p) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time; and

(q) the Second Lien Loan.

2.03. Amendment to Section 10.2.2. Section 10.2.2 of the Loan Agreement is hereby amended and restated by deleting and replacing clauses (o) and (p) and adding a new clause (q) as follows:

(o) Liens solely on any cash earnest money deposits made by any Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted under this Agreement;

(p) any other Liens which do not attach to Accounts or Inventory and do not in the aggregate secure obligations exceeding $250,000; and

(q) Liens subject to the Intercreditor Agreement in favor of Second Lien Agent to secure the Second Lien Loan.

2.04. Amendment to Section 10.3 Section 10.3 of the Loan Agreement is hereby amended and restated by deleting and replacing it with the following:

10.3.1 EBITDA. Commencing with the month ending April 30, 2015, maintain an EBITDA (measured monthly as of the last day of each month on a period to date basis for the period commencing on April 1, 2015 and ending on the date of measurement for all measurement dates on or prior to March 31, 2016 and on a trailing 12-month basis for all measurement dates thereafter) in an amount at least 75% of the monthly projected EBITDA as set forth in the projections delivered by Borrowers to Agent and accepted by Agent in writing.

10.3.2 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 measured monthly as of the last day of each month (on a trailing 12 month basis) while a Covenant Trigger Period is in effect, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Covenant Trigger Period; provided that such minimum required ratio shall be 1.15 to 1.00 at any time the US Special Loan Amount is greater than $0.

Notwithstanding Sections 10.3.1 and 10.3.2, commencing on the Third Amendment Effective Date, Obligors shall only be required to comply with the financial covenant set forth in Section 10.3.1 and not the financial covenant set forth in Section 10.3.2; provided, that once Parametric and its Subsidiaries deliver financial statements in accordance with Section 10.1.2 of the Loan Agreement reflecting that they have achieved a Fixed Charge Coverage Ratio of 1.15:1.00 for 6 consecutive months (without regard to whether a Covenant Trigger Period exists), compliance with the financial covenant set forth in Section 10.3.1 shall no longer be required and the Obligors shall be required to comply with the financial covenant set forth in Section 10.3.2 for the then current month and each month thereafter.

ARTICLE III

WAIVER AND CONSENT

3.01.	Waiver of Existing Events of Default.

(a) Events of Default have occurred and are continuing as a result of (i) Borrowers’ failure to deliver monthly financial statements for the months ending December 31, 2014 and January 31, 2015 in accordance with Section 10.1.2(b) of the Loan Agreement, (ii) Borrowers’ failure to deliver financial projections in accordance with Section 10.1.2(b) of the Loan Agreement, (iii) Borrowers’ failure to repay an Overadvance pursuant to Section 2.1.6 of the Loan Agreement in the approximate amount of $100,000 in existence between March 6, 2015 and March 9, 2015, (iv) Borrowers’ failure to satisfy the Fixed Charge Coverage Ratio requirement under Section 10.3.1 of the Loan Agreement for the measurement dates of September 30, 2014 and December 31, 2014 and (v) Borrowers’ failure to deliver annual financial statements for the Fiscal Year ending December 31, 2014 in accordance with Section 10.1.2(a) of the Loan Agreement (collectively, the “Existing Events of Default”). Borrowers have requested that Agent and Lenders waive the Existing Events of Default.

(b) Agent and Lenders hereby waive the Existing Events of Default effective upon the effectiveness of this Amendment; provided, that the Existing Event of Default under clause (a)(v) above is only waived so long as such annual financial statements are delivered to Agent within 5 days after they are due under Section 10.1.2(a) of the Loan Agreement.

3.02.	Consent to Incurrence of Debt and Granting of Liens.

(a) U.S. Borrowers have informed Agent and Lenders that they intend to incur the Second Lien Loan and grant Liens in their assets to the Second Lien Agent to secure their obligations to repay the Second Lien Loan. As the incurrence of the Second Lien Loan is restricted under Section 10.2.1 of the Loan Agreement and the granting of Liens in favor of Second Lien Agent is restricted under Section 10.2.2 of the Loan Agreement, Borrowers have requested that Agent and Lenders provide their consent thereto.

(b) Agent and Lenders hereby provide their consent to the incurrence of the Second Lien Loan and granting Liens in the assets of U.S. Borrowers to Second Lien Agent to secure the obligations to repay the Second Lien Loan, so long as each of the following conditions are satisfied:

(i) immediately prior to and after giving effect thereto, no Default or Event of Default exists,

(ii) a fully executed Intercreditor Agreement is delivered to Agent,

(iii) the net proceeds of the Second Lien Loan are paid to Agent for application to the Obligations, and

(iv) the Second Lien Loan is obtained by U.S. Borrowers by no later than April 30, 2015.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to each Lender and the Agent, as of the Third Amendment Effective Date (as such term is defined in Section 4.01 below), as follows:

4.01. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

4.02. No Defaults. After giving effect to this Amendment, each of the Obligors is in compliance with all terms and conditions of the Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

4.03. Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement or the other Loan Documents.

4.04. Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

ARTICLE V

CONDITIONS PRECEDENT AND FURTHER ACTIONS

5.01. Conditions Precedent. This Amendment shall not be binding upon the Agent, the Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent:

(a) Agent shall have received a closing fee in immediately available funds in an amount not less than $25,000, which fee shall be fully earned, due and payable upon the execution of this Amendment by Borrowers.

(b) The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date; and

(c) Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrowers, the Agent, and the Lenders.

5.02. Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

ARTICLE VI

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, the Obligors jointly and severally agree to pay on demand: (i) all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel; and (ii) all reasonable costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

ARTICLE VII

MISCELLANEOUS

7.01. No Course of Dealing. The consents and waivers set forth herein are a one-time accommodation only and relate only to the matters set forth in Article III herein. The consents and waivers are not a consent to any other deviation of the terms and conditions of the Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.

7.02. Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

7.03. Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

7.04. Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (i) are within the powers and purposes of such Obligor; (ii) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (iii) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to the Agent or the Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.

7.05. Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.

7.06. Parties, Successors and Assigns. This Amendment represents the agreement of the Obligors, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (ii) any assignment by a Lender must be made in compliance with Section 14.3 of the Loan Agreement.

7.07. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when all conditions precedent have been met and when the Agent has executed it and received counterparts bearing the signatures of all other parties hereto. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.

7.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

7.09. Miscellaneous. This Amendment is subject to the general provisions set forth in the Loan Agreement, including but not limited to Sections 15.14, 15.15, and 15.16.

7.10. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

7.11.	Release.

(a)

EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF

ACTION WHATSOEVER (EACH A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(b)	EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c)	EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

7.12. Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

BORROWERS: TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer

VOYETRA TURTLE BEACH, INC., a Delaware corporation

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer

TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Matthew Van Steenhuyse
Name:	Matthew Van Steenhuyse
Title:	Senior Vice President

GUARANTOR CONSENT

The undersigned hereby consent to the foregoing Amendment and hereby (a) confirm and agree that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the foregoing Amendment, (b) confirm and agree that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledge and agree that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 7.11 of the Amendment.

PSC LICENSING CORP., a California corporation

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer

VTB HOLDINGS, INC., a Delaware corporation

By:	/s/ John T. Hanson
Name:	John T. Hanson
Title:	Chief Financial Officer